EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2005, relating to the financial statements, which appears in Emisphere Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP
New York, New York

August 16, 2005